Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
First Quarter • March 31, 2026
    The pathway to possible.
    CrownCastle.com

Crown Castle Inc.
First Quarter 2026

Crown Castle Inc.
First Quarter 2026

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include plans, projections and estimates regarding (1) demand for data and our towers, (2) cash flow growth (including from discontinued operations), (3) our Outlook for full year 2026, including Free Cash Flow from Discontinued Operations, (4) our business model, strategy and strategic position, and the value thereof, (5) revenues from tenant contracts, (6) expenses from existing ground leases, (7) growth of the U.S. market for towers ownership, (8) levels of commitments under our debt instruments, (9) the impact of Sprint Cancellations and DISH Terminations to our operating and financial results, (10) results from the Fiber Business, and (11) closing of the Fiber Strategic Transaction (as defined below).
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission ("SEC"). Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.
This Supplement contains certain figures, projections and calculations based in part on management's underlying assumptions. Management believes these assumptions are reasonable; however, other reasonable assumptions could provide differing outputs.
The components of forward looking financial information presented herein may not sum due to rounding. In addition, the sum of quarterly historical information presented herein may not agree to year to date historical information provided herein due to rounding. Throughout this document, percentage calculations, which are based on non-rounded dollar values, may not be able to be recalculated using the dollar values included in this document due to the rounding of those dollar values.
Definitions and reconciliations of non-GAAP financial measures, information regarding segment measures and other information are provided in the Appendix to this Supplement.
As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

COMPANY PROFILE
Crown Castle Inc. (to which the terms "Crown Castle," "CCI," "we," "our," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure that is geographically dispersed throughout the U.S., including (1) approximately 40,000 towers and other structures, such as rooftops (collectively, "towers"), (2) approximately 105,000 small cells on air or under contract and (3) approximately 90,000 route miles of fiber primarily supporting small cells and fiber solutions. We refer to our towers, small cells and fiber assets collectively as "communications infrastructure," and to our customers on our communications infrastructure as "tenants." We provide access, including space or capacity, to our communications infrastructure via long-term contracts in various forms, including lease, license, sublease and service agreements (collectively, "tenant contracts").
Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our small cells and fiber assets are located in major metropolitan areas, including a presence in most U.S. markets. We seek to increase our site rental revenues by adding more tenants to our existing towers, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
On March 13, 2025, management signed a definitive agreement ("Strategic Fiber Agreement") to sell our small cells and fiber solutions businesses, together with certain supporting assets and personnel ("Fiber Business"), with Zayo Group Holdings Inc. ("Zayo") acquiring the fiber solutions business and EQT Active Core Infrastructure fund ("EQT") acquiring the small cells business ("Strategic Fiber Transaction"). Under the Strategic Fiber Agreement, we will receive $8.5 billion in aggregate, subject to certain closing adjustments. Pending the closing of the Strategic Fiber Transaction, we will continue to operate the Fiber Business in accordance with the Strategic Fiber Agreement.
The results and net assets of the Fiber Business are presented within the financial statements as discontinued operations for the periods presented herein. Following the classification of the Fiber Business as discontinued operations, the Company has one reportable segment that constitutes consolidated results consisting of its towers operations. Unless otherwise noted and other than net income (loss) and net income (loss) per share, all activities and amounts reported below relate to the continuing operations of the Company and exclude activities and amounts related to discontinued operations.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.

STRATEGY
As a leading provider of towers in the U.S., our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our existing portfolio of towers, (2) returning a meaningful portion of our cash generated by operating activities to our common stockholders in the form of dividends and share repurchases and (3) investing capital efficiently to grow cash flows. Our strategy is based, in part, on our belief that the U.S. is the most attractive market in the world for towers. We measure our efforts to create "long-term stockholder value" by the combined payments of dividends to stockholders and growth in our per-share results. The key elements of our strategy are to:
•Grow cash flows from our existing towers. We are focused on maximizing the recurring site rental cash flows generated from providing our tenants with long-term access to our towers, which we believe is the core driver of value for our stockholders. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our tenants to expand coverage and capacity in order to meet increasing demand for data while generating high incremental returns for our business. We believe our towers provide an efficient and cost-effective solution for our wireless tenants' growing networks that provides an opportunity to generate cash flows and increase stockholder return.
•Return cash generated by operating activities to stockholders in the form of dividends and share repurchases. We believe that distributing a meaningful portion of our cash generated by operating activities appropriately provides stockholders with increased certainty for a portion of expected long-term stockholder value while still allowing us to retain sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to stockholders.
•Invest capital efficiently to grow cash flows. In addition to adding tenants to our existing towers, we seek to invest our available capital, including the net cash generated by our operating activities and external financing sources, in a manner that will increase long-term stockholder value. These investments include acquisition of land interests, making improvements and structural enhancements to our existing towers, and constructing and acquiring new towers that we expect will generate future cash flow growth and attractive long-term returns by adding tenants to those assets over time.
Our strategy to create long-term stockholder value is based on our belief that there will be considerable future demand for our towers based on the location of our assets and the rapid and continuing growth in the demand for data. We believe that such demand for our towers will continue, will result in growth of our cash flows due to tenant additions on our existing towers, and will create other growth opportunities for us, such as demand for newly constructed or acquired towers, as described above. Further, we seek to augment the long-term value creation associated with growing our recurring site rental cash flows by offering certain ancillary site development services.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

GENERAL COMPANY INFORMATION
Principal executive offices	8020 Katy Freeway, Houston, TX 77024
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long-term Issuer Default Rating	BBB+
Moody’s - Long-term Corporate Family Rating	Baa3
Standard & Poor’s - Long-term Local Issuer Credit Rating	BBB
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

TOWER ASSET PORTFOLIO FOOTPRINT

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share amounts)	3/31/25	6/30/25	9/30/25	12/31/25	3/31/26
High price(a)	$102.58	$104.46	$111.80	$98.15	$90.82
Low price(a)	$79.04	$86.88	$88.04	$83.14	$75.96
Period end closing price(b)	$99.54	$99.16	$94.19	$87.77	$81.31
Dividends paid per common share	$1.57	$1.06	$1.06	$1.06	$1.06
Volume weighted average price for the period(a)	$89.47	$96.70	$97.60	$89.88	$84.87
Common shares outstanding, at period end	435	435	435	435	436
Market value of outstanding common shares, at period end(c)	$43,343	$43,181	$41,016	$38,225	$35,481
(a)Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.
(b)Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.
(c)Calculated as the product of (1) common shares outstanding, at period end and (2) period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

EXECUTIVE MANAGEMENT TEAM
Name	Position	Age	Years with Company
Christian H. Hillabrant	President and Chief Executive Officer	60	<1
Sunit Patel	Executive Vice President and Chief Financial Officer	64	1
Catherine Piche	Executive Vice President and Chief Operating Officer - Towers	55	13(a)
Christopher D. Levendos	Executive Vice President and Chief Operating Officer - Fiber	58	7
Edward B. Adams, Jr.	Executive Vice President and General Counsel	57	9
Timothy Grace	Executive Vice President and Chief Human Resources Officer	62	<1

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
P. Robert Bartolo	Chair	Nominating and Governance, Finance, Fiber Review	54	12
Jason Genrich	Director	Finance, Fiber Review	39	2
Andrea J. Goldsmith	Director	Compensation and Human Capital	61	8
Christian H. Hillabrant	Director		60	<1
Tammy K. Jones	Director	Audit, Nominating and Governance, Finance	60	5
Kevin T. Kabat	Director	Compensation and Human Capital, Nominating and Governance	69	2
Anthony J. Melone	Director	Audit, Nominating and Governance, Fiber Review	65	10
Katherine Motlagh	Director	Audit, Compensation and Human Capital, Finance	52	1
Kevin A. Stephens	Director	Audit, Compensation and Human Capital, Fiber Review	64	5
Matthew Thornton III	Director	Audit, Compensation and Human Capital, Nominating and Governance	67	5

RESEARCH COVERAGE
Equity Research
Bank of America Michael Funk (646) 855-5664	Barclays Brendan Lynch (212) 526-9428	Bernstein Madison Rezaei (917) 344-8622
BMO Capital Markets Ari Klein (212) 885-4103	Citigroup Michael Rollins (212) 816-1116	Goldman Sachs Jim Schneider (212) 357-2929
Green Street David Guarino (949) 640-8780	HSBC Luigi Minerva (207) 991-6928	Jefferies Jonathan Petersen (212) 284-1705
JMP Securities Greg Miller (212) 699-2917	JPMorgan Richard Choe (212) 622-6708	KeyBanc Brandon Nispel (503) 821-3871
MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Benjamin Swinburne (212) 761-7527	New Street Research Jonathan Chaplin (212) 921-9876
Raymond James Ric Prentiss (727) 567-2567	RBC Capital Markets Jonathan Atkin (415) 633-8589	Scotiabank Maher Yaghi (437) 995-5548
TD Cowen Michael Elias (646) 562-1358	Truist Securities Matthew Niknam (212) 326-6151	UBS Batya Levi (212) 713-8824
Wells Fargo Eric Luebchow (312) 630-2386	Wolfe Research Andrew Rosivach (646) 582-9350
Rating Agencies
Fitch Salonie Sehgal (312) 368-3137	Moody’s Ranjini Venkatesan (212) 553-3828	Standard & Poor’s Allyn Arden (212) 438-7832
(a)Includes credit for prior service with the Company prior to Ms. Piche's reappointment as Executive Vice President and Chief Operating Officer - Towers of the Company effective October 28, 2024.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

OUTLOOK
(in millions, except per share amounts)	Full Year 2026 Outlook(a)
Site rental billings(b)	$3,800	to	$3,830
Amortization of prepaid rent	65	to	95
Straight-lined revenues	(75)	to	(45)
Other revenues	15	to	15
Site rental revenues	3,828	to	3,873
Site rental costs of operations(c)	978	to	1,023
Services and other gross margin	90	to	120
Net income (loss)(d)	640	to	920
Net income (loss) per share—diluted(d)	1.48	to	2.12
Adjusted EBITDA(b)	2,665	to	2,715
Depreciation, amortization and accretion	627	to	722
Interest expense and amortization of deferred financing costs, net(e)	832	to	877
Income (loss) from discontinued operations, net of tax(f)	(360)	to	(80)
FFO(b)	1,640	to	1,670
AFFO(b)	1,895	to	1,945
AFFO per share(b)	$4.38	to	$4.49
(a)As issued on April 22, 2026, and unchanged from previous full year 2026 Outlook issued on February 4, 2026.
(b)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis, and for definition of site rental billings.
(c)Exclusive of depreciation, amortization and accretion.
(d)Includes contribution from discontinued operations through June 30, 2026.
(e)See our reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(f)Represents expected results from the Fiber Business, including the estimated loss on disposal, through June 30, 2026.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

OUTLOOK FOR COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions; totals may not sum due to rounding)	Full Year 2026 Outlook(a)
Components of changes in site rental revenues:
Prior year site rental billings excluding site rental billings to DISH(b)	$3,701
Prior year site rental billings to DISH(b)	222
Prior year site rental billings(b)	$3,923

Core leasing activity(b)	60	to	70
Escalators	95	to	105
Non-renewals(b)	(35)	to	(25)
Other billings(b)	(5)	to	(5)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations(b)	115	to	145
Non-renewals associated with Sprint Cancellations(b)	(20)	to	(20)
Non-renewals associated with DISH Terminations(b)	(220)	to	(220)
Organic Contribution to Site Rental Billings(b)	(125)	to	(95)
Straight-lined revenues	(75)	to	(45)
Amortization of prepaid rent	65	to	95
Other revenues	15	to	15
Acquisitions(c)	—
Total site rental revenues	$3,828	to	$3,873

Year-over-year changes in revenues:(d)
Site rental revenues as a percentage of prior year site rental revenues	(4.9)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations as a percentage of prior year site rental billings excluding site rental billings to DISH(b)	3.5%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations as a percentage of prior year site rental billings(b)	3.3%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(b)	(2.8)%

OUTLOOK FOR COMPONENTS OF INTEREST EXPENSE
(in millions)	Full Year 2026 Outlook(a)
Interest expense on debt obligations	$815	to	$855
Amortization of deferred financing costs and adjustments on long-term debt	25	to	35
Capitalized interest	(15)	to	(5)
Interest expense and amortization of deferred financing costs, net	$832	to	$877
(a)As issued on April 22, 2026, and unchanged from previous full year 2026 Outlook issued on February 4, 2026.
(b)See our definitions of site rental billings, core leasing activity, non-renewals, other billings, Sprint Cancellations, DISH Terminations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations in "Non-GAAP Measures and Other Information."
(c)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations and DISH Terminations, until the one-year anniversary of such acquisitions.
(d)Calculated based on midpoint of full year 2026 Outlook, where applicable.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY FINANCIAL HIGHLIGHTS(a)
	2025				2026
(in millions, except per share amounts; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1
Net revenues:
Site rental
Site rental billings(b)	$964	$961	$996	$1,002	$940
Amortization of prepaid rent	25	23	23	28	21
Straight-lined revenues	19	20	(11)	(15)	(3)
Other revenues	4	4	4	4	4
Total site rental	1,011	1,008	1,012	1,019	961
Services and other	50	52	60	53	49
Net revenues	$1,061	$1,060	$1,072	$1,072	$1,010

Select operating expenses:
Costs of operations(c)
Site rental exclusive of straight-lined expenses	$225	$236	$235	$238	$226
Straight-lined expenses	15	15	15	14	14
Total site rental	240	251	250	252	240
Services and other	28	27	30	29	26
Total costs of operations	268	278	280	281	266
Selling, general and administrative	$93	$99	$97	$94	$90

Net income (loss)	$(464)	$291	$323	$294	$151
Adjusted EBITDA(b)	722	705	718	718	675
Depreciation, amortization and accretion	177	175	167	170	172
Interest expense and amortization of deferred financing costs, net	236	243	247	246	242
FFO(b)	451	429	443	442	383
AFFO(b)	$479	$444	$490	$489	$446

Weighted-average common shares outstanding— diluted	436	437	437	437	437

Net income (loss) per share—diluted	$(1.07)	$0.67	$0.74	$0.67	$0.34
AFFO per share(b)	$1.10	$1.02	$1.12	$1.12	$1.02
(a)With the exception of net income (loss) and net income (loss) per share-diluted, amounts are exclusive of the Fiber Business, which is presented in discontinued operations.
(b)See "Non-GAAP Measures and Other Information" for our definition of site rental billings and for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.
(c)Exclusive of depreciation, amortization and accretion, which are shown separately.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

COMPONENTS OF CHANGES IN SITE RENTAL REVENUES(a)
	2025				2026
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1
Components of changes in site rental revenues:
Prior year site rental billings excluding site rental billings to DISH(b)	$930	$928	$947	$957	$915
Prior year site rental billings to DISH(b)	36	38	48	49	49
Prior year site rental billings(b)	$966	$966	$995	$1,006	$964

Core leasing activity(b)	16	16	20	16	15
Escalators	24	24	24	24	25
Non-renewals(b)	(7)	(7)	(7)	(7)	(6)
Other billings(b)	3	2	2	—	(3)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations(b)	36	34	39	34	30
Organic Contribution to Site Rental Billings associated with DISH Terminations(b)	13	11	13	13	(49)
Non-renewals associated with Sprint Cancellations(b)	(51)	(51)	(51)	(51)	(5)
Organic Contribution to Site Rental Billings(b)	(2)	(6)	1	(4)	(24)
Straight-lined revenues	19	20	(11)	(15)	(3)
Amortization of prepaid rent	25	23	23	28	21
Other revenues	4	4	4	4	4
Total site rental revenues	$1,011	$1,008	$1,012	$1,019	$961

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	(5.3)%	(5.3)%	(5.1)%	(4.8)%	(4.9)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations as a percentage of prior year site rental billings excluding the prior year site rental billings to DISH(b)	3.9%	3.7%	4.1%	3.6%	3.3%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations as a percentage of prior year site rental billings(b)	3.7%	3.5%	3.9%	3.4%	3.1%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(b)	(0.2)%	(0.6)%	0.1%	(0.4)%	(2.5)%
(a)The financial impact of the Fiber Business revenues is excluded as these amounts are presented within discontinued operations.
(b)See our definitions of site rental billings, core leasing activity, non-renewals, other billings, Sprint Cancellations, DISH Terminations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations in "Non-GAAP Measures and Other Information."

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF CAPITAL EXPENDITURES(a)
	2025				2026
(dollars in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1
Discretionary capital expenditures:
Tower improvements and other capital projects	$15	$17	$20	$18	$18
Purchases of land interests	18	16	16	27	32
Total discretionary capital expenditures	33	33	36	45	50
Sustaining capital expenditures	7	7	6	14	7
Total capital expenditures	40	40	42	59	57
Less: Prepaid rent additions(b)	10	11	11	11	14
Capital expenditures less prepaid rent additions	$30	$29	$31	$48	$43

PORTFOLIO HIGHLIGHTS
(as of March 31, 2026)
Number of towers (in thousands)(c)	40
Average number of tenants per tower	2.0
Remaining contracted tenant receivables (in billions)(d)(e)	$27
Weighted average remaining tenant contract term (years)(d)(f)	5
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned(g)	57% / 43%
Weighted average maturity of ground leases (years)(g)(h)	36
(a)See our definitions of discretionary capital expenditures and sustaining capital expenditures in "Non-GAAP Measures and Other Information." Excludes amounts related to the Fiber Business, which are presented in discontinued operations.
(b)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.
(c)Excludes third-party land interests.
(d)Relates to continuing operations only and excludes renewal terms at tenants' option.
(e)Includes contracted receivables related to DISH. See the Company's Form 8-K filed January 12, 2026, for additional information
(f)Weighted by site rental revenues.
(g)Weighted by site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(h)Includes all renewal terms at the Company's option.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

CONSOLIDATED RETURN ON INVESTED CAPITAL(a)(b)
(as of March 31, 2026; dollars in millions)	Q1 2026 LQA	Q1 2025 LQA
Adjusted EBITDA(c)	$2,700	$2,888
Cash taxes (paid) refunded	—	2
Adjusted EBITDA less cash taxes paid	$2,700	$2,890

Historical gross investment in property and equipment(d)	$17,069	$16,876
Historical gross investment in site rental contracts and tenant relationships	4,590	4,589
Historical gross investment in goodwill	5,127	5,127
Consolidated Invested Capital(a)	$26,786	$26,592

Consolidated Return on Invested Capital(a)	10.1%	10.9%

CASH YIELD ON INVESTED CAPITAL(a)(b)
(as of March 31, 2026; dollars in millions)	Q1 2026 LQA	Q1 2025 LQA
Adjusted Site Rental Gross Margin(c)	$2,900	$3,104
Less: Amortization of prepaid rent	(83)	(100)
Add (less): Straight-lined revenues	13	(76)
Add: Straight-lined expenses	42	44
Numerator	$2,872	$2,972

Net investment in property and equipment(e)	$13,701	$13,566
Investment in site rental contracts and tenant relationships	4,590	4,589
Investment in goodwill(f)	5,351	5,351
Net Invested Capital(a)	$23,642	$23,506

Cash Yield on Invested Capital(a)	12.1%	12.6%
(a)See "Non-GAAP Measures and Other Information" for further information on, and our definitions of, Consolidated Return on Invested Capital, Consolidated Invested Capital, Cash Yield on Invested Capital, and Net Invested Capital.
(b)Excludes amounts related to the Fiber Business, which are presented in discontinued operations.
(c)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss).
(d)Historical gross investment in property and equipment excludes the impact of construction in process.
(e)Net investment in property and equipment excludes the impact of construction in process and non-productive assets (such as information technology assets and buildings) and is reduced by the amount of prepaid rent received from tenants.
(f)Investment in goodwill excludes the impact of certain assets and liabilities recorded in connection with acquisitions.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

TENANT OVERVIEW(a)
(as of March 31, 2026)	Percentage of Q1 2026 LQA Site Rental Revenues	Weighted Average Current Term Remaining(c)
T-Mobile	42%	7
AT&T	28%	3
Verizon	23%	6
All Others Combined	7%	4
Total / Weighted Average	100%	5

ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(a)(b)(d)
	Remaining Nine Months	Years Ending December 31,
(as of March 31, 2026; in millions)	2026	2027	2028	2029	2030
T-Mobile	$24	$32	$27	$24	$26
AT&T	10	13	773	239	107
Verizon	4	7	31	48	71
All Others Combined	39	38	29	44	59
Total	$77	$90	$860	$355	$263

PROJECTED REVENUES FROM TENANT CONTRACTS ASSOCIATED WITH ACTIVE LICENSES(a)(b)(e)
	Remaining Nine Months	Years Ending December 31,
(as of March 31, 2026; in millions)	2026	2027	2028	2029	2030
Components of site rental revenues:
Site rental billings(f)	$2,876	$3,926	$4,044	$4,165	$4,291
Amortization of prepaid rent	58	66	45	28	17
Straight-lined revenues	(55)	(171)	(236)	(207)	(282)
Site rental revenues	$2,879	$3,821	$3,853	$3,986	$4,026

(a)Excludes amounts related to the Fiber Business, which are presented in discontinued operations.
(b)Excludes amounts associated with DISH. See the Company's Form 8-K filed January 12, 2026, for additional information.
(c)Weighted by site rental revenues and excludes renewals at the tenants' option.
(d)Reflects lease renewals by year by tenant; dollar amounts represent annualized cash site rental revenues from assumed renewals or extensions as reflected in "Projected Revenues from Tenant Contracts Associated with Active Licenses" below.
(e)Based on tenant licenses in place and active as of March 31, 2026. All tenant licenses are assumed to renew for a new term no later than the respective current term end date, and as such, projected revenues do not reflect the impact of estimated annual churn. CPI-linked tenant contracts are assumed to escalate at 3% per annum.
(f)See "Non-GAAP Measures and Other Information" for our definition of site rental billings.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

PROJECTED EXPENSES FROM EXISTING GROUND LEASES(a)(b)
	Remaining Nine Months	Years Ending December 31,
(as of March 31, 2026; in millions)	2026	2027	2028	2029	2030
Components of ground lease expenses:
Ground lease expenses exclusive of straight-lined expenses	$515	$699	$718	$737	$758
Straight-lined expenses	36	35	24	13	3
Ground lease expenses	$551	$734	$742	$750	$761

SUMMARY OF TOWER PORTFOLIO BY VINTAGE(c)
(as of March 31, 2026; dollars in thousands)	Acquired and Built 2006 and Prior	Acquired and Built 2007 to Present
Cash yield(d)	19%	9%
Number of tenants per tower(e)	2.4	1.8
Last quarter annualized average cash site rental revenue per tower(f)	$129	$80
Last quarter annualized average site rental gross cash margin per tower(g)	$111	$56
Net invested capital per tower(h)	$567	$597
Number of towers	11,156	28,615

GROUND INTEREST OVERVIEW
(as of March 31, 2026; dollars in millions)	LQA Cash Site Rental Revenues(f)	Percentage of LQA Cash Site Rental Revenues(f)	LQA Site Rental Gross Cash Margin(g)	Percentage of LQA Site Rental Gross Cash Margin(g)	Number of Towers(i)	Percentage of Towers	Weighted Average Term Remaining (by years)(j)
Less than 10 years	$416	11%	$220	8%	5,385	14%
10 to 20 years	$546	15%	$339	12%	6,098	15%
Greater than 20 years	$1,471	39%	$1,053	37%	16,189	41%
Total leased	$2,433	65%	$1,612	57%	27,672	70%	36

Owned	$1,300	35%	$1,226	43%	12,099	30%
Total / Average	$3,733	100%	$2,838	100%	39,771	100%
(a)Based on existing ground leases as of March 31, 2026. CPI-linked contracts are assumed to escalate at 3% per annum.
(b)Excludes amounts related to the Fiber Business, which are presented in discontinued operations.
(c)All tower portfolio figures are calculated exclusively for the Company's towers and rooftops and do not give effect to other activities.
(d)Cash yield is calculated as last quarter annualized site rental gross margin, exclusive of straight-lined revenues, amortization of prepaid rent, and straight-lined expenses, divided by invested capital net of the amount of prepaid rent received from tenants.
(e)Excludes DISH.
(f)Exclusive of straight-lined revenues and amortization of prepaid rent.
(g)Exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.
(h)Reflects gross total assets (including incremental capital invested by the Company since time of acquisition or construction completion), less any prepaid rent. Inclusive of invested capital related to land at the tower site.
(i)Excludes third-party land interests.
(j)Includes all renewal terms at the Company's option and weighted by site rental gross margin exclusive of straight-lined revenues, amortization of prepaid rent and straight-lined expenses.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(as of March 31, 2026; dollars in millions)	Face Value(a)	Fixed vs. Variable	Interest Rate(b)	Maturity
Cash and cash equivalents and restricted cash and cash equivalents(c)	$227
Senior Secured Notes, Series 2009-1, Class A-2(d)	24	Fixed	9.0%	Aug. 2029
Senior Secured Tower Revenue Notes, Series 2018-2(e)	750	Fixed	4.2%	July 2048
Installment purchase liabilities and finance leases(f)	262	Fixed	Various	Various
Total secured debt	$1,036		4.3%
2016 Revolver(g)	2,235	Variable	4.9%	July 2027
2016 Term Loan A(h)	1,041	Variable	4.7%	July 2027
Commercial Paper Notes(i)	1,892	Variable	4.3%	Various
3.700% Senior Notes	750	Fixed	3.7%	June 2026
1.050% Senior Notes	1,000	Fixed	1.1%	July 2026
2.900% Senior Notes	750	Fixed	2.9%	Mar. 2027
4.000% Senior Notes	500	Fixed	4.0%	Mar. 2027
3.650% Senior Notes	1,000	Fixed	3.7%	Sept. 2027
5.000% Senior Notes	1,000	Fixed	5.0%	Jan. 2028
3.800% Senior Notes	1,000	Fixed	3.8%	Feb. 2028
4.800% Senior Notes	600	Fixed	4.8%	Sept. 2028
4.300% Senior Notes	600	Fixed	4.3%	Feb. 2029
5.600% Senior Notes	750	Fixed	5.6%	June 2029
4.900% Senior Notes	550	Fixed	4.9%	Sept. 2029
3.100% Senior Notes	550	Fixed	3.1%	Nov. 2029
3.300% Senior Notes	750	Fixed	3.3%	July 2030
2.250% Senior Notes	1,100	Fixed	2.3%	Jan. 2031
2.100% Senior Notes	1,000	Fixed	2.1%	Apr. 2031
2.500% Senior Notes	750	Fixed	2.5%	July 2031
5.100% Senior Notes	750	Fixed	5.1%	May 2033
5.800% Senior Notes	750	Fixed	5.8%	Mar. 2034
5.200% Senior Notes	700	Fixed	5.2%	Sept. 2034
2.900% Senior Notes	1,250	Fixed	2.9%	Apr. 2041
4.750% Senior Notes	350	Fixed	4.8%	May 2047
5.200% Senior Notes	400	Fixed	5.2%	Feb. 2049
4.000% Senior Notes	350	Fixed	4.0%	Nov. 2049
4.150% Senior Notes	500	Fixed	4.2%	July 2050
3.250% Senior Notes	900	Fixed	3..3%	Jan. 2051
Total unsecured debt	$23,768		3.9%
Net Debt(j)	$24,577		3.9%
Market Capitalization(k)	35,481
Firm Value(l)	$60,058
(a)Net of required principal amortizations.
(b)Represents the weighted-average stated interest rate, as applicable, exclusive of finance leases and other obligations.
(c)As of March 31, 2026, excludes $98 million associated with discontinued operations relating to the Fiber Business.
(d)The Senior Secured Notes, 2009-1, Class A-2 principal amortizes over a period ending in August 2029.
(e)If the $750 million aggregate principal amount of 4.241% senior secured tower revenue notes ("Tower Revenue Notes, Series 2018-2") is not paid in full on or prior to July 2028, the anticipated repayment date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay the principal, and additional interest (of approximately 5% per annum) will accrue on such notes. The Tower Revenue Notes, Series 2018-2 are prepayable at par if voluntarily repaid within eighteen months of the anticipated repayment date; earlier prepayment may require additional consideration.
(f)As of March 31, 2026, reflects $4 million in finance lease obligations (primarily related to vehicles), and excludes $28 million associated with discontinued operations.
(g)As of March 31, 2026, the undrawn availability under the $7.0 billion 2016 Revolver was $4.7 billion. The Company pays a commitment fee on the undrawn available amount, which as of March 31, 2026, ranged from 0.080% to 0.300%, based on the Company's senior unsecured debt rating, per annum.
(h)The 2016 Term Loan A principal amortizes over a period ending in July 2027.
(i)As of March 31, 2026, the Company had $108 million available for issuance under the $2.0 billion unsecured commercial paper program ("CP Program"). The maturities of the Commercial Paper Notes ("CP Notes"), when outstanding, may vary but may not exceed 397 days from the date of issue.
(j)See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt.
(k)Market capitalization calculated based on $81.31 closing price and 436 million shares outstanding as of March 31, 2026.
(l)Represents the sum of Net Debt and market capitalization. See "Non-GAAP Measures and Other Information" for further information on, and our definition and calculation of, Net Debt.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(a)(b)
(as of March 31, 2026; in millions)
(a)Where applicable, maturities reflect the anticipated repayment date of the Tower Revenue Notes, Series 2018-2; excludes finance leases and other obligations; amounts presented at face value, net of required principal amortizations and repurchases held at the Company.
(b)The $1.9 billion outstanding in CP Notes have been excluded from this overview. Amounts available under the CP Program may be borrowed, repaid and re-borrowed from time to time. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.

Crown Castle Inc.
First Quarter 2025

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW(a)
(in millions)	March 31, 2026
Cash and cash equivalents, and restricted cash and cash equivalents(b)(c)	$227
Undrawn 2016 Revolver availability(d)	4,726
Total debt and other obligations (current and non-current)(c)(e)	24,682
Total equity (deficit)	(1,920)

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(f)	Covenant Level Requirement		As of March 31, 2026
Maintenance Financial Covenants(g)
2016 Credit Facility	CCI	Total Net Leverage Ratio	≤ 6.50x		6.1x
2016 Credit Facility	CCI	Total Senior Secured Leverage Ratio	≤ 3.50x		0.2x
2016 Credit Facility	CCI	Consolidated Interest Coverage Ratio(h)	N/A		N/A

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
Tower Revenue Notes, Series 2018-2	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(i)	30.2x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(i)	46.2x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
Tower Revenue Notes, Series 2018-2	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(j)	30.2x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(j)	46.2x
(a)In addition, we have the following sources of liquidity:
i.In March 2024, we established an at-the-market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $750 million to or through sales agents. No shares of common stock have been sold under the ATM Program.
ii.In April 2019, we established a CP Program through which we may issue short term, unsecured CP Notes. Amounts available under the CP Program may be issued, repaid and re-issued from time to time, with the aggregate principal amount of CP Notes outstanding under the CP Program at any time not to exceed $2.0 billion. As of March 31, 2026, there were $1.9 billion CP Notes outstanding under our CP Program. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.
(b)Inclusive of $5 million included within "Other assets, net" on our condensed consolidated balance sheet.
(c)Excludes amounts related to the Fiber Business, which are presented in discontinued operations.
(d)Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, the credit agreement governing our 2016 Revolver.
(e)See "Non-GAAP Measures and Other Information" for further information on, and reconciliation to, Net Debt.
(f)As defined in the respective debt agreement. In the indentures for the Tower Revenue Notes, Series 2018-2 and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR." Total Net Leverage Ratio, Total Senior Secured Leverage Ratio and all DSCR ratios are calculated using the trailing twelve months.
(g)Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.
(h)Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.
(i)The Tower Revenue Notes, Series 2018-2 and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x or 1.15x, in each case as described under the indentures for the Tower Revenue Notes, Series 2018-2 or 2009 Securitized Notes, respectively.
(j)Rating Agency Confirmation (as defined in the respective debt agreement) is required.

Crown Castle Inc.
First Quarter 2025

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

INTEREST RATE EXPOSURE(a)
(as of March 31, 2026; dollars in millions)
Fixed Rate Debt			Floating Rate Debt
Face value of principal outstanding(b)	$19,374		Face value of principal outstanding(b)	$5,168
% of total debt	79%		% of total debt	21%
Weighted average interest rate	3.7%		Weighted average interest rate(c)	4.6%

Upcoming maturities:	2026	2027	Interest rate sensitivity of 25 bps increase in interest rates:
Face value of principal outstanding(b)	$1,750	$2,250	Full year effect(d)	$12.9
Weighted average interest rate	2.19%	3.48%

COMPONENTS OF INTEREST EXPENSE
	2025				2026
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1
Interest expense on debt obligations	$233	$239	$244	$241	$239
Amortization of deferred financing costs and adjustments on long-term debt	8	8	8	8	7
Capitalized interest	(5)	(4)	(5)	(3)	(4)
Interest expense and amortization of deferred financing costs, net	$236	$243	$247	$246	$242
(a)Excludes finance leases and other obligations; assumes no default.
(b)Net of required principal amortization.
(c)In June 2021, the Company entered into an amendment to the credit agreement governing our 2016 Credit Facility that provided for, among other things, a reduction to the interest rate spread ("Spread") of up to 0.05% if the Company meets specified annual sustainability targets ("Targets") and an increase to the Spread of up to 0.05% if the Company fails to meet specified annual sustainability thresholds ("Thresholds"). In January 2026, the Company submitted the required documentation and received confirmation from its administrative agent that all Targets were met as of December 31, 2025, and, as such, the Spread reduction is maintained for 2026. The weighted average interest rate reflects the reduced Spread.
(d)Represents incremental interest expense over a 12-month period based on a hypothetical interest rate increase of 25 bps on face value of variable indebtedness outstanding as of March 31, 2026; assumes no debt maturities.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(in millions, except par values)	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$55	$99
Restricted cash and cash equivalents	167	170
Receivables, net	188	172
Prepaid expenses	80	79
Deferred site rental receivables	179	167
Other current assets	18	23
Current assets of discontinued operations	567	434
Total current assets	1,254	1,144
Deferred site rental receivables	2,273	2,288
Property and equipment, net	6,220	6,273
Operating lease right-of-use assets	5,437	5,473
Goodwill	5,127	5,127
Site rental contracts and tenant relationships	790	834
Other intangible assets, net	27	27
Other assets, net	60	61
Non-current assets of discontinued operations	10,203	10,291
Total assets	$31,391	$31,518

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$66	$71
Accrued interest	156	235
Deferred revenues	194	192
Other accrued liabilities	127	168
Current maturities of debt and other obligations	3,148	2,783
Current portion of operating lease liabilities	258	268
Current liabilities of discontinued operations	756	762
Total current liabilities	4,705	4,479
Debt and other long-term obligations	21,534	21,554
Operating lease liabilities	4,939	4,961
Other long-term liabilities	611	607
Non-current liabilities of discontinued operations	1,522	1,552
Total liabilities	33,311	33,153
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, 0.01 par value; 1,200 shares authorized; shares issued and outstanding: March 31, 2026—436 and December 31, 2025—435	4	4
Additional paid-in capital	18,557	18,527
Accumulated other comprehensive income (loss)	(5)	(5)
Dividends/distributions in excess of earnings	(20,476)	(20,161)
Total equity (deficit)	(1,920)	(1,635)
Total liabilities and equity (deficit)	$31,391	$31,518

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended March 31,
(in millions, except per share amounts)	2026	2025
Net revenues:
Site rental	$961	$1,011
Services and other	49	50
Net revenues	1,010	1,061
Operating expenses:
Costs of operations:(a)
Site rental	240	240
Services and other	26	28
Selling, general and administrative	90	93
Asset write-down charges	3	2
Depreciation, amortization and accretion	172	177
Restructuring charges	14	—
Total operating expenses	545	540
Operating income (loss)	465	521
Interest expense and amortization of deferred financing costs, net	(242)	(236)
Interest income	3	3
Other income (expense)	(1)	1
Income (loss) from continuing operations before income taxes	225	289
Benefit (provision) for income taxes	(5)	(5)
Income (loss) from continuing operations	$220	$284
Discontinued operations:
Income (loss) from discontinued operations before gain (loss) from disposal, net of tax	276	82
Gain (loss) from disposal of discontinued operations	(345)	(830)
Income (loss) from discontinued operations, net of tax	(69)	(748)
Net income (loss)	$151	$(464)

Net income (loss), per common share:
Income (loss) from continuing operations, basic	$0.50	$0.65
Income (loss) from discontinued operations, basic	(0.16)	(1.72)
Net income (loss)—basic	$0.34	$(1.07)
Income (loss) from continuing operations, diluted	$0.50	$0.65
Income (loss) from discontinued operations, diluted	(0.16)	(1.72)
Net income (loss)—diluted	$0.34	$(1.07)
Weighted-average common shares outstanding:
Basic	436	435
Diluted	437	436
(a)Exclusive of depreciation, amortization and accretion shown separately.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Three Months Ended March 31,
(in millions)	2026	2025
Cash flows from operating activities:
Net income (loss)	$151	$(464)
(Income) loss from discontinued operations before (gain) loss from disposal, net of tax	(276)	(82)
(Gain) loss from disposal of discontinued operations	345	830
Income (loss) from continuing operations	220	284
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	172	177
Amortization of deferred financing costs and other non-cash interest	7	8
Stock-based compensation expense, net	18	18
Asset write-down charges	3	2
Deferred income tax (benefit) provision	1	1
Other non-cash adjustments, net	1	(1)
Net cash provided by (used for) operating activities from discontinued operations	213	270
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in accrued interest	(79)	(82)
Increase (decrease) in accounts payable	1	(6)
Increase (decrease) in other liabilities	(48)	(21)
Decrease (increase) in receivables	(12)	6
Decrease (increase) in other assets	12	(15)
Net cash provided by (used for) operating activities	509	641
Cash flows from investing activities:
Capital expenditures	(57)	(40)
Other investing activities, net	—	2
Net cash provided by (used for) investing activities from discontinued operations	(256)	(217)
Net cash provided by (used for) investing activities	(313)	(255)
Cash flows from financing activities:
Principal payments on debt and other long-term obligations	(32)	(28)
Purchases and redemptions of long-term debt	(900)	—
Borrowings under revolving credit facility	1,350	—
Payments under revolving credit facility	(60)	—
Net issuances (repayments) under commercial paper program	(39)	336
Purchases of common stock	(25)	(21)
Dividends/distributions paid on common stock	(473)	(690)
Net cash provided by (used for) financing activities	(179)	(403)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	17	(17)
Effect of exchange rate changes on cash	—	—
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period(a)	308	295
Cash and cash equivalents and restricted cash and cash equivalents at end of period(a)	$325	$278
Supplemental disclosure of cash flow information:
Interest paid	$318	$315
(a)Inclusive of cash and cash equivalents and restricted cash and cash equivalents included in discontinued operations.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX

NON-GAAP MEASURES AND OTHER INFORMATION
This Supplement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, Organic Contribution to Site Rental Billings, (including as Adjusted for Impact of Sprint Cancellations and DISH Terminations), Adjusted Site Rental Gross Margin, Adjusted Services and Other Gross Margin, Net Debt, Consolidated Return on Invested Capital, Cash Yield on Invested Capital, and Free Cash Flow from Discontinued Operations, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the towers sector or other REITs.
In addition, we provide the components of certain GAAP measures, such as site rental revenues and capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is a financial measure frequently used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the towers sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. Adjusted EBITDA should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations or rent free periods, the (1) revenues are recognized on a straight-lined basis over the fixed, non-cancelable term of the tenant contract, and (2) expenses are recognized on a straight-lined basis over the estimated lease term including renewal options that are reasonably certain to be exercised. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily real estate depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
•Organic Contribution to Site Rental Billings (also referred to as organic growth) is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses Organic Contribution to Site Rental Billings to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, core leasing activities and tenant non-renewals in our core business, as well as to forecast future results. Separately, we are also disclosing Organic Contribution to Site Rental Billings as Adjusted for Sprint Cancellations and DISH Terminations, which is outside of ordinary course, to provide further insight into our results of operations and underlying trends. Management believes that identifying the impact of Sprint Cancellations and DISH Terminations provides increased transparency and comparability across periods. Organic Contribution to Site Rental Billings (including as Adjusted for Impact of Sprint Cancellations and DISH Terminations) is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
•Adjusted Site Rental Gross Margin and Adjusted Services and Other Gross Margin are useful to investors or other interested parties in evaluating our financial performance. These measures are used by our management (1) to evaluate the economic productivity of our business, (2) to identify underlying business trends that are impacting our performance, and (3) for purposes of making decisions about allocating resources to, and assessing the performance of, our business. We also believe it helps investors and other interested parties meaningfully evaluate and compare the results of our operations from period to period.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX
•Net Debt is useful to investors or other interested parties in evaluating our overall debt position and future debt capacity. Management uses Net Debt in assessing our leverage. Net Debt is not meant as an alternative measure of debt and should be considered only as a supplement in understanding and assessing our leverage.
•Consolidated Return on Invested Capital and Cash Yield on Invested Capital are useful to investors or other interested parties in evaluating the financial performance of our assets. Management believes that these metrics are useful in assessing our efficiency at allocating capital to generate returns over time. Consolidated Return on Invested Capital and Cash Yield on Invested Capital are not meant as alternatives to GAAP measures such as revenues, operating income, and certain asset classes (such as property and equipment, site rental contracts and tenant relationships, and goodwill) computed in accordance with GAAP. Such non-GAAP metrics should be considered only as a supplement in understanding and assessing the performance of our assets.
•Free Cash Flow from Discontinued Operations is useful to investors or other interested parties in understanding the net cash flows generated from discontinued operations for a particular period, after taking into consideration capital expenditures for that same period. Such net cash flows are available for reinvestment within discontinued operations or for other use by the Company. Management believes that Free Cash Flow from Discontinued Operations helps investors and other interested parties meaningfully evaluate the liquidity associated with discontinued operations from period to period. Free Cash Flow from Discontinued Operations does not reflect the impact of our capital structure (primarily interest charges on our outstanding debt) and should be considered only as a supplement to: a) Income (loss) from Discontinued Operations, net of tax, computed in accordance with GAAP as a measure of the performance of discontinued operations; and b) the condensed consolidated statement of cash flows prepared in accordance with GAAP as a measure of the cash flows of the Company.
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, goodwill impairment charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, net, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, (income) loss from discontinued operations, net of tax, cumulative effect of a change in accounting principle and stock-based compensation expense, net.
AFFO. We define AFFO as FFO before straight-lined revenues, straight-lined expenses, stock-based compensation expense, net, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.
FFO. We define FFO as net income (loss) plus real estate related depreciation, amortization and accretion, asset write-down charges, goodwill impairment charges, and (income) loss from discontinued operations, net of tax, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to common stockholders.
FFO per share. We define FFO per share as FFO divided by diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Billings. We define Organic Contribution to Site Rental Billings (also referred to as organic growth) as the sum of the change in site rental revenues related to core leasing activity, escalators and other billings, including those associated with DISH Terminations, less non-renewals of tenant contracts, including those associated with Sprint Cancellations, and DISH Terminations. Additionally, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations reflects Organic Contribution to Site Rental Billings plus non-renewals associated with Sprint Cancellations, less Organic Contribution to Site Rental Billings associated with DISH Terminations.
Net Debt. We define Net Debt as (1) debt and other long-term obligations and (2) current maturities of debt and other obligations, excluding unamortized adjustments, net, less cash and cash equivalents and restricted cash and cash equivalents.
Consolidated Invested Capital. We define Consolidated Invested Capital as the historical gross investment in (1) property and equipment (excluding the impact of construction in process and write-offs), (2) site rental contracts and tenant relationships and (3) goodwill (excluding impairment charges).
Consolidated Return on Invested Capital. We define Consolidated Return on Invested Capital as Adjusted EBITDA less cash taxes paid divided by Consolidated Invested Capital.
Net Invested Capital. We define Net Invested Capital as the investment in (1) property and equipment, excluding the impact of construction in process and non-productive assets (such as information technology assets and buildings) and write-offs, reduced by the amount of prepaid rent received from tenants, (2) site rental contracts and tenant relationships, and (3) goodwill, excluding the impact of certain assets and liabilities recorded in connection with acquisitions and impairment charges.
Cash Yield on Invested Capital. We define Cash Yield on Invested Capital as Adjusted Site Rental Gross Margin adjusted for the impacts of (1) amortization of prepaid rent, (2) straight-lined revenues, and (3) straight-lined expenses divided by Net Invested Capital.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX
Adjusted Site Rental Gross Margin. We define Adjusted Site Rental Gross Margin as site rental revenues less site rental costs of operations, excluding stock-based compensation expense, net and amortization of prepaid lease purchase price adjustments. This measure is exclusive of depreciation, amortization and accretion, which are shown separately.
Adjusted Services and Other Gross Margin. We define Adjusted Services and Other Gross Margin as services and other revenues less services and other costs of operations, excluding stock-based compensation expense, net.
Free Cash Flow from Discontinued Operations. We define Free Cash Flow from Discontinued Operations as net cash provided by (used for) operating activities from discontinued operations plus net cash provided by (used for) investing activities from discontinued operations. Net cash used for investing activities from discontinued operations primarily comprises capital expenditures associated with discontinued operations.
Other Information
Site rental billings. We define site rental billings as site rental revenues exclusive of the impacts from (1) straight-lined revenues, (2) amortization of prepaid rent in accordance with GAAP, (3) contribution from recent acquisitions until the one-year anniversary of such acquisitions, (4) other revenues, such as tenant cancellation fees, finance charges and other items and (5) amounts related to DISH Terminations, where applicable.
Core leasing activity. We define core leasing activity as site rental revenues growth from tenant additions and renewals or extensions of tenant contracts, exclusive of (1) the impacts from both straight-lined revenues and amortization of prepaid rent in accordance with GAAP, (2) other revenues and (3) amounts related to DISH Terminations, where applicable.
Other billings. We define other billings as the growth or reduction in site rental revenues as a result of non-recurring contractual billings and adjustments, expense recoveries, sales credits and other amounts not captured in core leasing activity, exclusive of amounts related to DISH Terminations, where applicable.
Non-renewals. We define non-renewals of tenant contracts as the reduction in site rental revenues as a result of tenant churn, terminations and, in limited circumstances, reductions of existing lease rates, exclusive of non-renewals associated with Sprint Cancellations and DISH Terminations, where applicable.
Discretionary capital expenditures. We define discretionary capital expenditures relating to continuing operations as those made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. Discretionary capital expenditures, including with respect to discontinued operations, primarily consist of expansion or development of our communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures (including with respect to discontinued operations) not otherwise categorized as discretionary capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
Sprint Cancellations. We define Sprint Cancellations as lease cancellations related to the previously disclosed T-Mobile US, Inc. and Sprint network consolidation as described in our press release dated April 19, 2023.
DISH Terminations. We define DISH Terminations as the impact of lease terminations related to the previously disclosed notice of default and termination that was sent to DISH Wireless L.L.C. ("DISH") regarding our Master Lease Agreement and related agreements as described in our press release dated January 12, 2026.
Fiber Business. We define Fiber Business as the historically reported Fiber segment, prior to its reclassification to discontinued operations, together with certain supporting assets and personnel. Management has signed the Strategic Fiber Agreement to sell the Fiber Business with EQT Active Core Infrastructure fund ("EQT") acquiring the small cells business and Zayo Group Holdings Inc. ("Zayo") acquiring the fiber solutions business for $8.5 billion in aggregate, subject to certain closing adjustments. The Strategic Fiber Transaction is expected to close in the first half of 2026 subject to certain closing conditions and required government and regulatory approvals. Pending the closing of the Strategic Fiber Transaction, we will continue to operate the Fiber Business in accordance with the Strategic Fiber Agreement.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Historical Adjusted EBITDA:

	2025				2026
(in millions; totals may not sum due to rounding)	Q1	Q2	Q3	Q4	Q1
Net income (loss)(a)	$(464)	$291	$323	$294	$151
Adjustments to increase (decrease) net income (loss)
Asset write-down charges	2	2	3	4	3
Depreciation, amortization and accretion	177	175	167	170	172
Restructuring charges(b)	—	—	—	—	14
Amortization of prepaid lease purchase price adjustments	4	4	4	4	4
Interest expense and amortization of deferred financing costs, net(c)	236	243	247	246	242
Interest income	(3)	(4)	(3)	(3)	(3)
Other (income) expense	(1)	(2)	—	—	1
(Benefit) provision for income taxes	5	4	4	3	5
Stock-based compensation expense, net	18	18	19	17	18
(Income) loss from discontinued operations, net of tax(d)	748	(26)	(46)	(17)	69
Adjusted EBITDA(e)(f)	$722	$705	$718	$718	$675
Reconciliation of Outlook for Adjusted EBITDA:

(in millions; totals may not sum due to rounding)	Full Year 2026 Outlook(g)
Net income (loss)(h)	$640	to	$920
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	10	to	20
Acquisition and integration costs	(3)	to	3
Depreciation, amortization and accretion	627	to	722
Restructuring charges	25	to	35
Amortization of prepaid lease purchase price adjustments	14	to	16
Interest expense and amortization of deferred financing costs, net(i)	832	to	877
(Gains) losses on retirement of long-term obligations	—	to	—
Interest income	(15)	to	(15)
Other (income) expense	0	to	9
(Benefit) provision for income taxes	11	to	19
Stock-based compensation expense, net	88	to	92
(Income) loss from discontinued operations, net of tax(j)	80	to	360
Adjusted EBITDA(e)(f)	$2,665	to	$2,715
(a)Includes contribution from discontinued operations.
(b)Represents restructuring charges recorded related to the Company's restructuring plan announced in February 2026, as further discussed in the Annual Report on Form 10-K for the year ended December 31, 2025 ("2026 Restructuring Plan"). For the three months ended March 31, 2026, there were $14 million of charges recorded related to the 2026 Restructuring Plan.
(c)See the reconciliation of "Components of Interest Expense" for a discussion of non-cash interest expense.
(d)Represents results from the Fiber Business, including a loss on disposal of $345 million and $830 million recorded in the three months ended March 31, 2026 and 2025, respectively.
(e)See discussion and our definition of Adjusted EBITDA in this "Non-GAAP Measures and Other Information."
(f)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(g)As issued on April 22, 2026, and unchanged from previous full year 2026 Outlook issued on February 4, 2026.
(h)Includes contribution from discontinued operations through June 30, 2026.
(i)See the reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(j)Represents expected results from the Fiber Business, including the estimated loss on disposal, through June 30, 2026.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Historical FFO and AFFO:

(in millions; totals may not sum due to rounding)	2025				2026
	Q1	Q2	Q3	Q4	Q1
Net income (loss)(a)	$(464)	$291	$323	$294	$151
Real estate related depreciation, amortization and accretion	164	162	163	161	161
Asset write-down charges	2	2	3	4	3
(Income) loss from discontinued operations, net of tax(b)	748	(26)	(46)	(17)	69
FFO(c)(d)	$451	$429	$443	$442	$383
Weighted-average common shares outstanding—diluted	436	437	437	437	437

FFO (from above)	$451	$429	$443	$442	$383
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(19)	(20)	11	15	3
Straight-lined expenses	15	14	15	14	14
Stock-based compensation expense, net	18	18	19	17	18
Non-cash portion of tax provision	5	(5)	2	—	5
Non-real estate related depreciation, amortization and accretion	13	13	4	9	11
Amortization of non-cash interest expense	3	4	3	5	4
Other (income) expense	(1)	(2)	—	—	1
Restructuring charges(e)	—	—	—	—	14
Sustaining capital expenditures	(7)	(7)	(6)	(14)	(7)
AFFO(c)(d)	$479	$444	$490	$489	$446
Weighted-average common shares outstanding—diluted	436	437	437	437	437
(a)Includes contribution from discontinued operations.
(b)Represents results from the Fiber Business, including a loss on disposal of $345 million and $830 million recorded in the three months ended March 31, 2026 and 2025, respectively.
(c)See discussion and our definitions of FFO and AFFO in this "Non-GAAP Measures and Other Information."
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)Represents restructuring charges recorded related to the 2026 Restructuring Plan. For the three months ended March 31, 2026, there were $14 million of charges recorded related to the 2026 Restructuring Plan.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Historical FFO and AFFO per share:

(in millions, except per share amounts; totals may not sum due to rounding)	2025				2026
	Q1	Q2	Q3	Q4	Q1
Net income (loss)(a)	$(1.06)	$0.67	$0.74	$0.67	$0.34
Real estate related depreciation, amortization and accretion	0.38	0.37	0.37	0.37	0.37
Asset write-down charges	—	—	0.01	0.01	0.01
(Income) loss from discontinued operations, net of tax(b)	1.72	(0.06)	(0.11)	(0.04)	0.16
FFO(c)(d)	$1.03	$0.98	$1.01	$1.01	$0.88
Weighted-average common shares outstanding—diluted	436	437	437	437	437

FFO (from above)	$1.03	$0.98	$1.01	$1.01	$0.88
Adjustments to increase (decrease) FFO:
Straight-lined revenues	(0.04)	(0.05)	0.03	0.03	0.01
Straight-lined expenses	0.03	0.03	0.03	0.03	0.03
Stock-based compensation expense, net	0.04	0.04	0.04	0.04	0.04
Non-cash portion of tax provision	0.01	(0.01)	—	—	0.01
Non-real estate related depreciation, amortization and accretion	0.03	0.03	0.01	0.02	0.03
Amortization of non-cash interest expense	0.01	0.01	0.01	0.01	0.01
Other (income) expense	—	—	—	—	—
Restructuring charges(e)	—	—	—	—	0.03
Sustaining capital expenditures	(0.02)	(0.02)	(0.01)	(0.03)	(0.02)
AFFO(c)(d)	$1.10	$1.02	$1.12	$1.12	$1.02
Weighted-average common shares outstanding—diluted	436	437	437	437	437
(a)Includes contribution from discontinued operations.
(b)Represents results from the Fiber Business, including a loss on disposal of $345 million and $830 million recorded in the three months ended March 31, 2026 and 2025, respectively.
(c)See discussion and our definitions of FFO and AFFO, including per share amounts, in this "Non-GAAP Measures and Other Information."
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)Represents restructuring charges recorded related to the 2026 Restructuring Plan. For the three months ended March 31, 2026, there were $14 million of charges recorded related to the 2026 Restructuring Plan.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Outlook for FFO and AFFO:

(in millions, except per share amounts; totals may not sum due to rounding)	Full Year 2026 Outlook(a)			Full Year 2026 Outlook Per Share(a)
Net income (loss)(b)	$640	to	$920	$1.48	to	$2.12
Real estate related depreciation, amortization and accretion	600	to	680	1.39	to	1.57
Asset write-down charges	10	to	20	0.02	to	0.05
(Income) loss from discontinued operations, net of tax(c)	80	to	360	0.18	to	0.83
FFO(d)(e)	$1,640	to	$1,670	$3.79	to	$3.86
Weighted-average common shares outstanding—diluted	433			433

FFO (from above)	$1,640	to	$1,670	$3.79	to	$3.86
Adjustments to increase (decrease) FFO:
Straight-lined revenues	45	to	75	0.10	to	0.17
Straight-lined expenses	45	to	65	0.10	to	0.15
Stock-based compensation expense, net	88	to	92	0.20	to	0.21
Non-cash portion of tax provision	(8)	to	8	(0.02)	to	0.02
Non-real estate related depreciation, amortization and accretion	27	to	42	0.06	to	0.10
Amortization of non-cash interest expense	15	to	25	0.03	to	0.06
Other (income) expense	0	to	9	0.00	to	0.02
(Gains) losses on retirement of long-term obligations	—	to	—	—	to	—
Acquisition and integration costs	(3)	to	3	(0.01)	to	0.01
Restructuring charges	25	to	35	0.06	to	0.08
Sustaining capital expenditures	(45)	to	(25)	(0.10)	to	(0.06)
AFFO(d)(e)	$1,895	to	$1,945	$4.38	to	$4.49
Weighted-average common shares outstanding—diluted	433			433
Reconciliation of Net Debt:

(as of March 31, 2026; dollars in millions)	March 31, 2026
Total debt and other obligations (current and non-current)(f)	$24,682
Unamortized adjustments, net	122
Total face value of debt	24,804
Less: Ending cash and cash equivalents and restricted cash and cash equivalents(g)	227
Net Debt(d)	$24,577
(a)As issued on April 22, 2026, and unchanged from previous full year 2026 Outlook issued on February 4, 2026.
(b)Includes contribution from discontinued operations through June 30, 2026.
(c)Represents expected results from the Fiber Business, including the estimated loss on disposal, through June 30, 2026.
(d)See discussion and our definitions of FFO and AFFO, including per share amounts, and Net Debt in this "Non-GAAP Measures and Other Information."
(e)The above reconciliation excludes line items included in our definition which are not applicable for the period shown.
(f)As of March 31, 2026, excludes $28 million presented in discontinued operations relating to the Fiber Business.
(g)As of March 31, 2026, excludes $98 million presented in discontinued operations relating to the Fiber Business.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Adjusted Site Rental Gross Margin and Adjusted Services and Other Gross Margin:

	Three Months Ended March 31,
(In millions of dollars; totals may not sum due to rounding)	2026	2025
Net income (loss)(a)	$151	$(464)
Adjustments to increase (decrease) income (loss):
Services and other revenues	(49)	(50)
Services and other costs of operations	26	28
Selling, general and administrative expenses	90	93
Asset write-down charges	3	2
Depreciation, amortization and accretion	172	177
Restructuring charges	14	—
Amortization of prepaid lease purchase price adjustments	4	4
Interest expense and amortization of deferred financing costs, net	242	236
Interest income	(3)	(3)
Other (income) expense	1	(1)
(Benefit) provision for income taxes	5	5
Stock-based compensation expense, net recorded in site rental costs of operations	—	1
(Income) loss from discontinued operations, net of tax	69	748
Adjusted Site Rental Gross Margin(b)(c)	$725	$776

	Three Months Ended March 31,
(In millions of dollars; totals may not sum due to rounding)	2026	2025
Net income (loss)(a)	$151	$(464)
Adjustments to increase (decrease) net income (loss):
Site rental revenues	(961)	(1,011)
Site rental costs of operations(d)	240	240
Selling, general and administrative expenses	90	93
Asset write-down charges	3	2
Depreciation, amortization and accretion	172	177
Restructuring charges	14	—
Interest expense and amortization of deferred financing costs, net	242	236
Interest income	(3)	(3)
Other (income) expense	1	(1)
(Benefit) provision for income taxes	5	5
Stock-based compensation expense, net recorded in services and other costs of operations	1	—
(Income) loss from discontinued operations, net of tax	69	748
Adjusted Services and Other Gross Margin(b)(c)	$24	$22
(a)Includes contribution from discontinued operations.
(b)See discussion and our definition of Adjusted Site Rental Gross Margin and Adjusted Services and Other Gross Margin in this "Non-GAAP Measures and Other Information."
(c)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(d)Exclusive of depreciation, amortization and accretion shown separately.

Crown Castle Inc.
First Quarter 2026

COMPANY OVERVIEW	OUTLOOK	FINANCIAL HIGHLIGHTS	CAPITALIZATION OVERVIEW	APPENDIX
Reconciliation of Historical Free Cash Flow from Discontinued Operations:

	Three Months Ended March 31,
(in millions of dollars; totals may not sum due to rounding)	2026	2025
Net cash provided by (used for) operating activities from discontinued operations	$213	$270
Net cash provided by (used for) investing activities from discontinued operations	(256)	(217)
Free Cash Flow from Discontinued Operations(a)	$(43)	$53

Reconciliation of Outlook for Free Cash Flow from Discontinued Operations:

(in millions of dollars; totals may not sum due to rounding)	Full Year 2026 Outlook(b)
Net cash provided by (used for) operating activities from discontinued operations	$500	to	$600
Net cash provided by (used for) investing activities from discontinued operations	(600)	to	(500)
Free Cash Flow from Discontinued Operations(a)	$(100)	to	$100
(a)See discussion and our definition of Free Cash Flow from Discontinued Operations in "Non-GAAP Measures and Other Information."
(b)Assumes activity through June 30, 2026.